UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009 (July 24, 2009)

Plumas Bancorp
 (Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530)283-7305

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2009, Plumas Bancorp issued a press release updating its July 24, 2009 press release that reported its financial results for the quarter ended June 30, 2009. This revision arises from additional provisions to the Company’s allowance for loan losses due to a recent reappraisal of real estate collateral for a previously identified impaired loan in which Plumas Bank is a participant. Plumas Bank received this appraisal information from the lead bank after issuing the July 24, 2009 press release but before the filing of the Form 10-Q for the quarter ended June 30, 2009. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit is being furnished pursuant to “Item 2.02 Results of Operations and Financial Condition.” The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In connection with the foregoing, Plumas Bancorp hereby furnishes the following exhibit:

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title
99.1	Press Release dated August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp
(Registrant)

August 14, 2009

By: /s/  Andrew J. Ryback
Name: Andrew J. Ryback
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated August 14, 2009.